Exhibit 99. A

This Schedule 13G is filed by Voya Financial, Inc. pursuant to Rule 13d-1(b)(1)(ii)(G) as the ultimate parent corporation of the following entities, each of which is a direct or indirect wholly owned subsidiary of Voya Financial, Inc.

Voya Retirement Insurance and Annuity Company

State of Incorporation: Connecticut

Address: One Orange Way, Windsor, CT 06095

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

ReliaStar Life Insurance Company

State of Incorporation: Minnesota

Address: 20 Washington Ave S, Minneapolis, MN 55401

Item 3 Classification: Insurance Company as defined in Section 3(a)(9) of the Securities Exchange Act of 1934

Voya Services Company

State of Incorporation Delaware

Address: 5780 Powers Ferry Road N.W Atlanta GA 30327

Item 3 Classification: An Employee benefit plan and endowment fund

Voya Holdings Inc.*

State of Incorporation: Connecticut

Address: One Orange Way, Windsor, CT 06095

Item 3 Classification: Parent Holding Company or Control Person

*	As parent company, directly or indirectly, to Voya Retirement and Annuity Company and ReliaStar Life Insurance Company